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                                                                    EXHIBIT 32.1

                                  CERTIFICATION

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.Section 1350, as adopted), Stephen S. Schwartz, the Chief Executive Officer and President of Asyst Technologies, Inc. (the "Company"), and David L. White, the Senior Vice President and Chief Financial Officer of the Company, each hereby certifies that, to their knowledge:

     1. The Company's annual report on Form 10-K for the fiscal year ended March 31, 2003, as amended, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and the results of operations of the Company for the periods covered by the Periodic Report.

     In Witness Whereof, the undersigned have set their hands hereto as of the 29th day of October, 2003.

/s/ Stephen S. Schwartz                      /s/ David L. White
--------------------------------------       -----------------------------------
Stephen S. Schwartz,                         David L. White,
President and Chief Executive Officer        Senior Vice President and
                                             Chief Financial Officer